                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 46 to the Registration Statement on Form N1-A ("Registration
Statement") of our report dated May 9, 2001, relating to the financial statements and financial highlights which appear in the March 31, 2001 Annual
Report to Shareholders of the Inflation-Adjusted Treasury Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Performance Information of Other
Class", "Independent Accountants" and "Financial Statements" in such
Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
March 1, 2002